                                                                       Exhibit 4


                       POCAHONTAS BANKSHARES CORPORATION
                        1998 DIRECTOR STOCK OPTION PLAN


Witnesseth this 1998 DIRECTOR STOCK OPTION PLAN dated as of the 21st day of April, 1998, by POCAHONTAS BANKSHARES CORPORATION ("Corporation"), a West Virginia corporation:

1. PURPOSE OF PLAN. This 1998 Director Stock Option Plan (Plan) is established to provide selected non-employee Directors of the Corporation (Participating Directors) with the opportunity to be granted Non Qualified Stock Options under the Plan while maintaining the Participating Director's status as a "disinterested person" within the meaning of Rule 16b-3(c)(ii)(i) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Corporation has adopted this Plan to attract and retain qualified Directors and motivate Directors to work on behalf of the Corporation to increase shareholder value.

   All Non Qualified Stock Options granted to Participating Directors shall be subject to the terms and conditions set forth in this Plan.

2. REFERENCES, CONSTRUCTION, AND DEFINITIONS. Unless otherwise indicated, all references made in this Plan shall be to articles, sections and subsections of this Plan. This Plan shall be construed in accordance with the laws of the state of West Virginia. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. In the construction of this Plan, the masculine shall include the feminine and the singular the plural, wherever appropriate. The following terms (in alphabetical order) shall have the meanings set forth opposite such terms for purposes of this Plan:

   (a) "Board" means the Board of Directors of the Corporation.

   (b) "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Corporation's Common Stock is available for purchase or sale.

   (c) "Change of Control" means the accumulation by any individual, firm, corporation, or other entity (other than current shareholders of the Corporation as of the date this Plan is adopted; the Corporation or any subsidiary; any profit-sharing, employee stock ownership, or other employee benefit plans of the Corporation; or any trustee or fiduciary with respect to any such plan when acting in such capacity), separately or in combination with any affiliates or associates, of an increase in its ownership that results in an ownership interest of more than twenty-five percent (25%) of the outstanding shares of the Common Stock. The Change of Control shall not include any such accumulation which a majority of the Board, under appropriate meeting requirements, declares, for reasons in its sole discretion, not to be a Change of Control for purposes of this Plan. The date of a Change of Control shall be deemed to be the actual date of accumulation for, if such date is not necessarily determinable, the date on which the majority of the Board members meeting as described above, shall determine was the date as of which the Corporation had reason to know of the accumulation.

   (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   (e) "Committee" means the Executive Committee of the Board as constituted from time to time in accordance with Section 4(a); provided, however, that if the Committee shall not be in existence, the term "Committee" shall mean the Board.

   (f) "Common Stock" means the common stock ($1.25 par value) of the Corporation.

   (g) "Corporation" means Pocahontas Bankshares Corporation, a West Virginia banking corporation.

   (h) "Date of Grant" means the date on which an option is granted under the Plan.

   (i) "Director" means a member of the Board or a member of the board of directors of a subsidiary bank of the Corporation.

   (j) "Effective Date" means the date on which the Plan is approved by the shareholders of the Corporation.

   (k) "Fair Market Value" means the value of Common Stock (i) if listed on an established stock exchange, based on its price on such exchange at the close of business on the date in question; (ii) if traded on a reasonably active basis but not listed on an established stock exchange, based on its price as reflected on the NASDAQ Inter-dealer Quotation System of the National Association of Securities Dealers, Inc. at the close of business on the date in question; or (iii) if the Common Stock is not traded on any United States securities exchange but is traded on any formal over-the-counter quotation system in general use in the United States, the value per share shall be the mean of the closing prices reported on the last five (5) Business Days prior to the date of grant on which the Common Stock traded.

   (l) "Non Qualified Stock Option" means an option to purchase a share or shares of Common Stock which is not of the type described in Section 422(b) or 423(b) of the Code.

   (m) "Non Qualified Stock Option Agreement" means, with respect to each option granted to a Participating Director, the written agreement to be entered into by the Corporation and the Participating Director, as provided in
       Section 6 hereof.

   (n) "Participating Director" means a non-employee Director who has been granted options under the Plan

   (o) "Plan" means this 1998 Director Stock Option Plan.

   (p) "Reorganization" means any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Corporation or its subsidiaries, or sale, pursuant to an agreement with the Corporation, of securities of the Corporation pursuant to which the Corporation is or becomes a wholly-owned subsidiary of another entity after the effective date of the transaction.

   (q) "Reorganization Agreement" means a written plan or agreement regarding the terms and implementation of a Reorganization.

   (r) "Vest" or "Vesting" means the date, event, or act prior to which an option, in whole or in part, is not exercisable, and as a consequence of which the option, in whole or in part, becomes exercisable for the first time.

3. STOCK SUBJECT TO PLAN. Subject to the provisions of Section 6, there shall be reserved for issuance or transfer upon the exercise of options to be granted from time to time under the Plan an aggregate of thirty thousand (30,000) shares of Common Stock, which shares may be in whole or in part, as the Board shall from time to time determine, authorized and unissued shares of Common Stock, or issued shares of Common Stock which shall have been reacquired by the Corporation. If any option granted under the Plan shall expire, terminate, or be canceled for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

4. ADMINISTRATION

   (a) The Plan shall be administered by a Committee, comprised of members who satisfy the criteria set forth in Section 4(b).

   (b) The Board shall authorize the Executive Committee to administer the Plan.

        In the event the Board elects to administer the Plan, the Board shall have the power and authority otherwise delegated to the Committee in this Plan document and all acts to be performed by the Committee under this Plan shall be performed by the Board.

   (c) The Committee shall have the authority in its discretion, but subject to the express provisions of the Plan:

   (1) to determine the Participating Directors to whom options may be granted;

   (2) to determine the time or times when options may be granted;

   (3) to determine the purchase price of the Common Stock covered by each option;

   (4) to determine the number of shares to be subject to each option;

   (5) to determine when an option may be exercised and whether in whole or in installments as the result of a Vesting schedule triggered by the passage of time or the attainment of performance goals set by the Committee and approved by the Board;

   (6) to prescribe, amend, or rescind rules and regulations relating to the Plan;

   (7) to determine any other terms and provisions and any related amendments of the individual Non Qualified Stock Option Agreements, which need not be identical for each Participating Director, including such terms and provisions and amendments as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto, and with particular regard to any changes in or effect of the Code and the regulations thereunder; and

   (8) to make all other determinations deemed necessary or advisable for the administration of the Plan.

5. PARTICIPATION.

   (a) Eligibility for Participation. Only non-employee Directors may participate in this Plan. The Committee's determination of an individual's eligibility for participation shall be final and binding.

   (b) Commencement of Participation. A Participating Director shall commence participation in the Plan on the date subsequent to the date elected or appointed as a non-employee Director (or, for current non-employee Directors on the date subsequent to the effective date of this Plan) when he shall be granted options under this Plan. A Director who is an employee at election or appointment and who thereafter ceases to be an employee shall commence participation in this Plan on the date he shall be granted options under this Plan.

   (c) Termination of Participation. A Participating Director's participation in this Plan shall terminate on the earlier of (i) the date the Participating Director's term as a Director expires or is otherwise terminated for any reason, or (ii) on the date the Participating Director becomes an employee.

6. OPTION GRANTS AND LIMITS

   (a) Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board shall constitute the granting of any option hereunder. The granting of an option pursuant to the Plan shall take place only when a written Non Qualified Stock Option Agreement shall have been duly executed and delivered by or on behalf of the Corporation and the Participating Director (or his duly authorized attorney-in-fact) in whom such option is to be granted.

   (b) During the Participating Director's lifetime, any option granted under this Plan shall be exercisable only by the Participating Director or any guardian or legal representative of the Participating Director, and the option shall not be transferable except, in case of the death of the Participating Director, by will or the laws of descent and distribution, nor shall the option be subject to attachment, execution, or other similar process. In the event of (i) any attempt by the Participating Director to alienate, assign, pledge, hypothecate, or otherwise dispose of the option, except as provided in this Plan, or (ii) the levy of any attachment, execution, or similar process upon the rights or interests conferred by the option, the Corporation may terminate the option by notice to the Participating Director and upon such notice the option shall become null and void.

   (c) Each Non Qualified Stock Option Agreement shall include a Vesting schedule describing the date, event, or act upon which an option shall Vest, in whole or in part, with respect to all or a specified portion of the shares covered by such option. This condition shall not impose upon the Corporation any obligation to retain the Participating Director as a member of the Board or subsidiary boards for any period.

   (d)  Options shall be limited to Non Qualified Stock Options.

7. OPTION PRICES. The option price to be paid by the Participating Director to the Corporation for each share purchased upon the exercise of the option shall be not less than the Fair Market Value of the share on the date the option is granted. In no event may an option be granted under the Plan if the option price per share is less than the par value of a share.

8. EXERCISE OF OPTIONS.

   (a) A Participating Director may exercise any option granted under this Plan with respect to all or any part of the number of shares then exercisable under the terms of his written Non Qualified Stock Option Agreement by giving the Committee written notice of intent to exercise. The notice of exercise shall specify the number of shares to be purchased under the option and the date of exercise.

   (b) Each option granted under the Plan shall be exercisable only during a term established by the Committee as set forth in the applicable Non Qualified Stock Option Agreement. In no event shall the term of the option extend beyond ten (10) years from the date of grant of the option.

   (c) Full payment of the option price for the shares purchased shall be made by the Participating Director on or before the exercise date specified in the notice of exercise. Payment of the purchase price of any shares with respect to which the option is being exercised shall be (i) cash, (ii) certified check to the order of the Corporation, or (iii) shares of Common Stock of the Corporation valued at the Fair Market Value on such Business Day as the option or portion thereof is exercised.

   (d) The Corporation shall not be required to deliver certificates for such shares until full payment of the option price has been made. On or as soon as is practicable after the exercise date specified in the Participating Director's notice and upon full payment of the option price, the Corporation shall cause to be delivered to the Participating Director a certificate or certificates for the shares then being purchased (out of previously unissued Common Stock or reacquired Common Stock, as the Corporation may elect). The exercise of the option and the resulting obligation of the Corporation to deliver Common Stock shall, however, be subject to the condition that the listing, registration, or qualification of the option or the shares upon any securities exchange or under any state or federal law, or the consent, or approval of any governmental regulatory body shall have been effected or obtained free of any conditions not acceptable to the Committee.

   (e) If the Participating Director fails to pay for any of the shares specified in such notice or fails to accept delivery of the shares, his right to purchase such shares may be terminated by the Corporation. The date specified in the Participating Director's notice as the date of exercise shall be deemed the date of exercise of the option, provided that payment in full for the shares to be purchased upon such exercise shall have been received by such date.

   (f) The holder of an option shall not have any of the rights of a stockholder with respect to the shares subject to the option until such shares shall be issued or transferred to him upon the exercise of his option.

   (g) Notwithstanding the foregoing, any shares that may be purchased as of the Effective Date, pursuant to the terms of any option granted prior to the Effective Date, shall continue thereafter to be purchasable pursuant to the exercise of such option.

9. TERMINATION, DISABILITY, OR DEATH OF OPTION HOLDER. The ability to exercise options under this Plan shall be conditioned as follows:

   (a) Exercise During and After Board Membership. Unless otherwise provided in the terms of an option, an option may be exercised by the Participating Director while he is a member of the Board and has maintained since the date of the grant of the option continuous status as a Director. An option granted pursuant to this Plan may not be exercised more than three
       (3) months following the termination of the Participating Director's membership on the Board of the Corporation or its subsidiaries for any reason other than (i) permanent disability described in subsection (b) below, or (ii) death as described in subsection (c) below.

   (b) Exercise Upon Permanent Disability. Unless otherwise provided in the terms of an option, if a Participating Director's continuous Board membership shall terminate by reason of a permanent disability (as determined by the Participating Director's establishing to the Committee his disability as defined in Code Section 22(e)(3) of the Code, as amended from time to time), the Participating Director shall become one hundred percent (100%) Vested in any Option he has been granted under the Plan as of that date, and he may exercise the otherwise exercisable Option; provided, however, that in all events the Option shall terminate if not exercised within one (1) year of the termination from the Board due to permanent disability.

   (c) Exercise Upon Death. Unless otherwise provided in the terms of an option, if a Participating Director's continuous Board membership shall terminate by reason of his death, any Options he has been granted under the Plan shall become one hundred percent (100%) Vested, and may be exercised during the period the option would have been exercisable if the deceased Participating Director had not died and had remained a Board member, by the person or persons (including his estate) to whom his rights under such option shall have passed by will or by laws of descent and distribution.

10. ADJUSTMENTS.

    (a) In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend, or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the option price per share.

   (b) In the event of the dissolution or liquidation of the Corporation, any option under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days' written notice of the date so fixed shall be given to each Participating Director, and each such Participating Director shall have the right during such period to exercise any of his options as to all or any part of the shares covered thereby including shares as to which such options would not otherwise be exercisable by reason of an insufficient lapse of time.

   (c) In the event of a Reorganization in which the Corporation is not the surviving or acquiring corporation, or in which the Corporation is or becomes a wholly-owned subsidiary of another corporation after the effective date of the Reorganization, then

   (1) if there is no Reorganization Agreement, or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall take such action, and the options shall terminate, as provided in subparagraph (b) of this Section 10 or

   (2) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall adjust the shares under the Plan, if the Reorganization Agreement makes specified provision for such adjustment, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such options.

   (d) Adjustments and determinations under this Section 10 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

11. CHANGE OF CONTROL. Notwithstanding any other Plan provisions or grant term, if any Participating Director is involuntarily removed from Board membership with the Corporation within twelve (12) months after a Change of Control, all options granted hereunder shall become exercisable regardless of the number of years that have passed since the Date of Grant.

12. AMENDMENT AND TERMINATION. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no option shall be granted thereunder after the tenth (10th) anniversary of the Effective Date. The Board may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or to conform to any change in any law or regulation applicable thereto, including (a) increasing the maximum number of shares to which options may be granted under the Plan, subject to shareholder approval, (b) increasing the periods during which options may be granted or options may be exercised, or (c) providing for the administration of the Plan in a manner which may avoid, without the consent of the Participating Director to whom any option shall theretofore have been granted, adversely affecting the rights of such Participating Director under such grant.

13. RESTRICTIONS ON ISSUING SHARES. The transfer of a share of Common Stock upon the exercise of each option shall be subject to the condition that if at any time the Corporation shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such transfer of shares pursuant thereto, then in any such event, such transfer shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained under conditions acceptable to the Corporation.

14. USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

15. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any option and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, a Committee member shall notify the Corporation in writing, giving an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

16. EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of the Effective Date. Options may be granted to Participating Directors prior to such date, but the ability to exercise all such options from such grant shall be conditioned upon such approval and advice.

17. MISCELLANEOUS.

    (a) Board Membership Not Affected. Neither the granting of an option nor its exercise shall be construed as granting to the Participating Director any right with respect to continuance of his membership on the Board of the Corporation or its subsidiaries.

    (b) Notice. Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its Treasurer at its principal office in West Virginia, and any notice to the Participating Director shall be addressed to the Participating Director at the current address shown on the payroll records of the Corporation. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

CORPORATION:


_____________________________

By:  _______________________________

Title:    _______________________________     (CORPORATE SEAL)



                                      Attest: _______________________________

                                      Title:  _______________________________

                                                                       Exhibit 4

                       POCAHONTAS BANKSHARES CORPORATION
                         1998 OFFICER STOCK OPTION PLAN


Witnesseth this 1998 OFFICER STOCK OPTION PLAN dated as of the ___ day of ___________, 1998, by POCAHONTAS BANKSHARES CORPORATION ("Corporation"), a West Virginia corporation:

1. PURPOSE OF PLAN. The purpose of this 1998 Officer Stock Option Plan (Plan) is to further the success of the Corporation and its subsidiaries by making stock of the Corporation available for purchase by officers of the Corporation or its subsidiaries through stock option grants. The Plan provides an additional incentive to such officers to continue in the Corporation's service and give them a greater interest as stockholders in the success of the Corporation.

2. REFERENCES, CONSTRUCTION, AND DEFINITIONS. Unless otherwise indicated, all references made in this Plan shall be to articles, sections, and subsections of this Plan. This Plan shall be construed in accordance with the laws of the state of West Virginia. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. In the construction of this Plan, the masculine shall include the feminine and the singular the plural, wherever appropriate. The following terms (in alphabetical order) shall have the meanings set forth opposite such terms for purposes of this Plan:

   (a) "Board" means the Board of Directors of the Corporation.

   (b) "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Corporation's Common Stock is available for purchase or sale.

   (c) "Change of Control" means the accumulation by any individual, firm, corporation, or other entity (other than current shareholders of the Corporation as of the date this Plan is adopted; the Corporation or any subsidiary; any profit-sharing, employee stock ownership, or other employee benefit plans of the Corporation; or any trustee or fiduciary with respect to any such plan when acting in such capacity), separately or in combination with any affiliates or associates, of an increase in its ownership that results in an ownership interest of more than twenty-five percent (25%) of the outstanding shares of the Common Stock. The Change of Control shall not include any such accumulation which a majority of the Board, under appropriate meeting requirements, declares, for reasons in its sole discretion, not to be a Change of Control for purposes of this Plan. The date of a Change of Control shall be deemed to be the actual date of accumulation or, if such date is not necessarily determinable, the date on which the majority of the Board members meeting as described above, shall determine was the date on which the Corporation had reason to know of the accumulation.

   (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   (e) "Committee" means the Executive Committee of the Board as constituted from time to time in accordance with Section 4(a); provided, however, that if the Committee shall not be in existence, the term "Committee" shall mean the Board.

   (f) "Common Stock" means the common stock ($1.25 par value) of the Corporation.

   (g) "Corporation" means Pocahontas Bankshares Corporation, a West Virginia banking corporation.

   (h) "Date of Grant" means the date on which an option is granted under the Plan.

   (i) "Effective Date" means the date on which the Plan is approved by the shareholders of the Corporation.

   (j) "Fair Market Value" means the value of Common Stock (i) if listed on an established stock exchange, based on its price on such exchange at the close of business on the date in question; (ii) if traded on a reasonably active basis but not listed on an established stock exchange, based on its price as reflected on the NASDAQ Inter-dealer Quotation System of the National Association of Securities Dealers, Inc. at the close of business on the date in question; or (iii) if the Common Stock is not traded on any United States securities exchange but is traded on any formal over-the-counter quotation system in general use in the United States, the value per share shall be the mean of the closing prices reported on the last five (5) Business Days prior to the date of grant on which the Common Stock traded.

   (k) "Non Qualified Stock Option" means an Option which is not of the type described in Section 422(b) or 423(b) of the Code.

   (l) "Option" means an option to purchase a share or shares of the Corporation's $1.25 par value Common Stock.

   (m) "Option Agreement" means the written agreement to be entered into by the Corporation and the Participant, as provided in Section 6 hereof.

   (n) "Participant" means any officer of the Corporation or its subsidiaries designated by the Committee and approved by the Board to receive a stock option grant pursuant to this Plan.

   (o) "Plan" means this 1998 Officer Stock Option Plan.

   (p) "Reorganization" means any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Corporation or its subsidiaries, or sale, pursuant to an agreement with the Corporation, of securities of the Corporation pursuant to which the Corporation is or becomes a wholly-owned subsidiary of another entity after the effective date of the transaction.

   (q) "Reorganization Agreement" means a written plan or agreement regarding the terms and implementation of a Reorganization.

   (r) "Term" means the period during which a particular Option may be exercised in accordance with Section 8(b) hereof.

   (s) "Vest" or "Vesting" means the date, event, or act prior to which an Option, in whole or in part, is not exercisable, and as a consequence of which the Option, in whole or in part, becomes exercisable for the first time.

3. STOCK SUBJECT TO PLAN. Subject to the provisions of Sections 6, 7, and 8, there shall be reserved for issuance or transfer upon the exercise of Options to be granted from time to time under the Plan an aggregate of one hundred seventy thousand (170,000) shares of Common Stock, which shares may be in whole or in part, as the Board shall from time to time determine, authorized and unissued shares of Common Stock, or issued shares of Common Stock which shall have been reacquired by the Corporation. If any Option granted under the Plan shall expire, terminate, or be canceled for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4. ADMINISTRATION.

   (a) The Plan shall be administered by a Committee, comprised of members who satisfy the criteria set forth in Section 4(b).

   (b) The Board shall authorize the Executive Committee to administer the Plan.

       In the event the Board elects to administer the Plan, the Board shall have the power and authority otherwise delegated to the Committee in this Plan document and all acts to be performed by the Committee under this Plan shall be performed by the Board.

   (c) The Committee shall have authority in its discretion, but subject to the express provisions of the Plan:

   (1) to determine Participants to whom Options may be granted;

   (2) to determine the time or times when Options may be granted;

   (3) to determine the purchase price of the Common Stock covered by each Option grant;

   (4) to determine the number of shares to be subject to each Option;

   (5) to determine when an Option may be exercised and whether in whole or in installments as the result of a Vesting schedule triggered by the passage of time or the attainment of performance goals set by the Committee and approved by the Board;

  (6) to prescribe, amend, or rescind rules and regulations relating to the Plan;

  (7) to determine any other terms and provisions and any related amendments to the individual Option Agreements, which need not be identical for each Participant, including such terms and provisions and amendments as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto, and with particular regard to any changes in or effect of the Code and the regulations thereunder; and

  (8) to make all other determinations deemed necessary or advisable for the administration of the Plan.

5. PARTICIPATION. Options may be granted to officers employed by the Corporation or its subsidiaries. In determining the officers to whom Options may be granted and the number of shares to be covered by each grant, the Committee may take into account the nature of the services rendered by the respective officers, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant. Options may be granted to officers who currently hold corporate stock or who hold or have held Options under this Plan.

6. OPTION GRANTS AND LIMITS.

   (a) Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed and delivered by or on behalf of the Corporation and the officer (or his duly authorized attorney-in-fact) in whom such Option is to be granted.

   (b) During the Participant's lifetime, any Option granted under this Plan shall be exercisable only by the Participant or any guardian or legal representative of the Participant, and the Option shall not be transferable except, in case of the death of the Participant, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution, or other similar process. In the event of (i) any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option, except as provided in this Plan, or (ii) the levy of any attachment, execution, or similar process upon the rights or interests conferred by the Option, the Corporation may terminate the Option by notice to the Participant and upon such notice the Option shall become null and void.

   (c) Each Option Agreement shall include a Vesting schedule describing the date, event, or act upon which an Option shall Vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option. This condition shall not impose upon the Corporation any obligation to retain the Participant in its employ for any period.

   (d)  Options shall be limited to Non Qualified Stock Options.

7. OPTION PRICES. The Option price to be paid by the Participant to the Corporation for each share purchased upon the exercise of the Option shall be not less than the Fair Market Value of the share on the date the Option is granted. In no event may an Option be granted under the Plan if the Option price per share is less than the par value of a share.

8. EXERCISE OF OPTIONS.

   (a) A Participant may exercise any Option granted under this Plan with respect to all or any part of the number of shares then exercisable under the terms of his written Option Agreement by giving the Committee written notice of intent to exercise. The notice of exercise shall specify the number of shares to be purchased under the Option and the date of exercise.

   (b) Each Option granted under the Plan shall be exercisable only during a Term established by the Committee as set forth in the applicable Option Agreement. In no event shall the Term of the Option extend beyond ten
        (10) years from the date of grant of the Option.

   (c) Full payment of the Option price for the shares purchased shall be made by the Participant on or before the exercise date specified in the notice of exercise. Payment of the purchase price of any shares with respect to which the Option is being exercised shall be (i) cash, (ii) certified check to the order of the Corporation, or (iii) shares of Common Stock of the Corporation valued at the Fair Market Value on such Business Day as the Option or portion thereof is exercised.

   (d) The Corporation shall not be required to deliver certificates for such shares until full payment of the Option price has been made. On or as soon as is practicable after the exercise date specified in the Participant's notice and upon full payment of the Option price, the Corporation shall cause to be delivered to the Participant a certificate or certificates for the shares then being purchased (out of previously unissued Common Stock or reacquired Common Stock, as the Corporation may elect). The exercise of the Option and the resulting obligation of the Corporation to deliver Common Stock shall, however, be subject to the condition that the listing, registration, or qualification of the Option or the shares upon any securities exchange or under any state or federal law, or the consent, or approval of any governmental regulatory body shall have been effected or obtained free of any conditions not acceptable to the Committee.

   (e) If the Participant fails to pay for any of the shares specified in such notice or fails to accept delivery of the shares, his right to purchase such shares may be terminated by the Corporation. The date specified in the Participant's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the shares to be purchased upon such exercise shall have been received by such date.

   (f) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued or transferred to him upon the exercise of his Option.

   (g) Notwithstanding the foregoing, any shares that may be purchased as of the Effective Date, pursuant to the terms of any Option granted prior to the Effective Date, shall continue thereafter to be purchasable pursuant to the exercise of such Option.

9. TERMINATION, DISABILITY, OR DEATH OF OPTION HOLDER. The ability to exercise Options under this Plan shall be conditioned as follows:

   (a) Exercise During and After Employment. Unless otherwise provided in the terms of an Option, an Option may be exercised by the Participant while he is an employee and has maintained since the date of the grant of the Option continuous status as an employee. An Option granted pursuant to this Plan may not be exercised more than three (3) months following the termination of the Participant's employment with the Corporation or its subsidiaries for any reason other than (i) retirement described in subsection (b) below, (ii) permanent disability described in subsection
       (c) below, or (iii) death as described in subsection (d) below.

   (b) Exercise Upon Retirement. Unless otherwise provided in the terms of an Option, if a Participant's continuous employment shall terminate by reason of his retirement, at a retirement date authorized by the Committee, from the Corporation or its subsidiaries, a retired Participant shall become one hundred percent (100%) Vested in any Option he has been granted under the Plan as of that date, and he may exercise the otherwise exercisable Option anytime within six (6) months of his retirement date.

   (c) Exercise Upon Permanent Disability. Unless otherwise provided in the terms of an Option, if a Participant's continuous employment shall terminate by reason of a permanent disability (as determined by the Participant's establishing to the Committee his disability as defined in Code Section 22(e)(3) of the Code, as amended from time to time), then to the extent that the Participant would have been entitled to exercise the Option immediately prior to that disability, such Option of the disabled Participant may be exercised during the period the Option could have been exercised if the Participant had not been permanently disabled and had remained in continuous employment; provided, however, that in all events the Option shall terminate if not exercised within one (1) year of the termination of employment due to permanent disability.

  (d) Exercise Upon Death. Unless otherwise provided in the terms of an Option, if a Participant's continuous employment shall terminate by reason of his death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised during the period the Option would have been exercisable if the deceased Participant had not died and had remained in employment, by the person or persons (including his estate) to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

10. ADJUSTMENTS.

   (a) In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share.

   (b) In the event of the dissolution or liquidation of the Corporation, any Option under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days' written notice of the date so fixed shall be given to each Participant, and each such Participant shall have the right during such period to exercise any of his Options as to all or any part of the shares covered thereby including shares as to which such Options would not otherwise be exercisable by reason of an insufficient lapse of time.

   (c) In the event of a Reorganization in which the Corporation is not the surviving or acquiring corporation, or in which the Corporation is or becomes a wholly-owned subsidiary of another corporation after the effective date of the Reorganization, then

   (1) if there is no Reorganization Agreement or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of shares under outstanding and unexercised stock Options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided in subparagraph (b) of this Section 10; or

   (2) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of shares under outstanding and unexercised stock Options for securities of another corporation, then the Committee shall adjust the shares under the Plan, if the Reorganization Agreement makes specified provision for such adjustment, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options.

   (d) Adjustments and determinations under this Section 10 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

11. CHANGE OF CONTROL. Notwithstanding any other Plan provisions or grant term, if any Participant is terminated involuntarily from employment with the Corporation within twelve (12) months after a Change of Control, all Options granted hereunder shall become exercisable regardless of the number of years that have passed since the Date of Grant.

12. AMENDMENT AND TERMINATION. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Option shall be granted thereunder after the tenth (10th) anniversary of the Effective Date. The Board may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or to conform to any change in any law or regulation applicable thereto, including (a) increasing the maximum number of shares to which Options may be granted under the Plan, subject to shareholder approval, (b) changing the class of employees eligible to be granted Options, subject to shareholder approval, (c) increasing the periods during which Options may be granted or Options may be exercised, or (d) providing for the administration of the Plan in a manner which may avoid, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affecting the rights of such Participant under such grant.

13. RESTRICTIONS ON ISSUING SHARES. The transfer of a share of Common Stock upon the exercise of each Option shall be subject to the condition that if at any time the Corporation shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such transfer of shares pursuant thereto, then in any such event, such transfer shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained under conditions acceptable to the Corporation.

14. USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

15. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, a Committee member shall notify the Corporation in writing, giving an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

16. EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of the Effective Date. Options may be granted to Participants prior to such date, but the ability to exercise all such Options from such grant shall be conditioned upon such approval and advice.

17. MISCELLANEOUS.

   (a) Employment Not Affected. Neither the granting of an Option nor its exercise shall be construed as granting to the Participant any right with respect to continuance of his employment with the Corporation or its subsidiaries. Except as may otherwise be limited by a written agreement between the Corporation or its subsidiaries and the Participant, the right of the Corporation or its subsidiaries to terminate at will the Participant's employment with it at any time (whether by dismissal, discharge, retirement, or otherwise) is specifically reserved by the Corporation or its subsidiaries as the employer or on behalf of the employer (whichever the case may be) and acknowledged by the Participant.

   (b) Notice. Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its Treasurer at its principal office in West Virginia, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Corporation. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.


CORPORATION:


_____________________________



By:  _______________________________

Title: _____________________________       (CORPORATE SEAL)


                         Attest:    _______________________________

                         Title:     _______________________________